UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2020

The Boston Beer Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-14092	04-3284048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Design Center Place, Suite 850, Boston, MA		02210
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 368-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAM	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company’s “Named Executive Officers” or “NEOs” for its fiscal year ended December 26, 2020 (“Fiscal Year 2020”) were President and Chief Executive Officer David A. Burwick, Treasurer and Chief Financial Officer Frank H. Smalla, and the next three most highly-compensated Executive Officers, namely, Chief Sales Officer John C. Geist, Senior Vice President of Supply Chain Quincy B. Troupe, and Chief People Officer Carolyn L. O’Boyle.

2020 NEO Bonuses

Bonuses payable to our Executive Officers are based on Company performance against certain “Company Goals” in accordance with a “Bonus Scale,” all as approved by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”). In recent years, the Company Goals have consisted of pre-established depletions growth, Earnings Before Interest & Tax (“EBIT”), and resource efficiency targets.

As reported in a Form 8-K filed by the Company on February 19, 2020, the Compensation Committee approved: (1) company-wide goals for Fiscal Year 2020 (the “2020 Company Goals”); (2) the 2020 bonus target for each Executive Officer, as a percentage of their base salary (“2020 Bonus Target ”); and (3) a bonus-funding scale ranging from 0% to 250% (the “2020 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2020 Bonus Target, based on the Committee’s determination of the Company’s achievement of the 2020 Company Goals.

The target parameters of the 2020 Company Goals were based on the Company’s 2020 Financial Plan. The 2020 Company Goals consisted of achieving: (1) certain depletions targets over 2019, which were weighted as 60% of the goals; (2) certain EBIT targets, which were weighted as 20% of the goals; and (3) the generation of certain resource efficiency (focused cost savings) targets, which were weighted as 20% of the goals.

The 2020 Bonus Target for each NEO was as follows:

•	Mr. Burwick: 100% of base salary;
•	Mr. Smalla: 75% of base salary;
•	Mr. Geist: 60% of base salary;
•	Mr. Troupe: 50% of base salary; and
•	Ms. O’Boyle: 50% of base salary.

As reported in the February 19, 2020 Form 8-K, the bonus of each Executive Officer for Fiscal Year 2020 was to be determined by the Compensation Committee before March 1, 2021, based on the three-step process outlined below. This process was completed by the Committee at its February 9, 2021 meeting.

First, the Committee confirmed and ratified the Company’s achievement of the 2020 Company Goals against the 2020 Bonus Scale (the “2020 Achievement”).

Second, the Committee established an aggregate bonus pool for the Company’s Executive Officers, including the NEOs, by applying the 2020 Achievement against each Officer’s 2020 Bonus Target.

Third, the Compensation Committee considered whether to adjust each Executive Officer’s final 2020 bonus payout based on the Committee’s assessment of each Executive Officer’s overall job performance, key competencies, and the achievement of relevant objectives and key results in 2020. The Committee had retained the discretion to increase or decrease an Officer’s bonus payout by 10% from the baseline target bonus, if the Officer was deemed to have performed “successfully” in 2020, and by 30% if the Officer was deemed to have performed “exceptionally.” The Committee had also retained the discretion to decrease an Officer’s 2020 bonus payout to as low as $0 if the Officer was deemed to have performed “unsatisfactorily.”

At its meeting on February 9, 2020, the Compensation Committee reviewed the Company’s performance against the 2020 Bonus Scale and determined that the Company achieved 250% on the 2020 Bonus Scale. No discretionary adjustments were made for any of the NEOs. The Committee accordingly approved 2020 bonuses for our Executive Officers, including the following 2020 bonuses for our Named Executive Officers:

•	$1,975,817 for Mr. Burwick;
•	$1,042,904 for Mr. Smalla;
•	$834,323 for Mr. Geist;

•	$562,022 for Mr. Troupe; and
•	$525,000 for Ms. Boyle.

These bonuses are scheduled to be paid on or around March 10, 2021, the same date as other coworkers in the Company.

2021 NEO Base Salaries

At its meeting on February 9, 2021, the Compensation Committee approved the 2021 base salaries for our Named Executive Officers of:

•	$835,459 for Mr. Burwick, a 5% increase from his 2020 base salary;
•	$579,272 for Mr. Smalla, a 3% increase from his 2020 base salary;
•	$579,272 for Mr. Geist, a 3% increase from his 2020 base salary;
•	$515,000 for Mr. Troupe, a 3% increase from his 2020 base salary; and
•	$432,600 for Ms. O’Boyle, a 3% increase from her 2020 base salary.

The salary increases will be effective as of March 21, 2021, the same date that salary increases for other coworkers will take effect.

2021 Long-Term Equity Awards

At its meeting on February 9, 2021, the Compensation Committee approved, subject to ratification and approval by the full Board of Directors, stock option awards and restricted stock units (“RSUs”) of shares of the Company’s Class A Common Stock, pursuant to the Company’s Employee Equity Incentive Plan. The grants were subsequently ratified and approved by the full Board of Directors at its February 10, 2021 meeting, and all will be granted effective on March 1, 2021.

Annual Equity Grants to NEOs

The Compensation Committee approved grants of stock option awards and RSUs to each of our NEOs, with the applicable accounting value to be split equally between options and RSUs.

The extent to which the options may become exercisable will be dependent upon the Company achieving certain compounded annual growth rate targets based on net revenue growth in Fiscal Year 2022 over Fiscal Year 2020. The determination of the eligibility for vesting of these options will be made by the Compensation Committee before March 1, 2023. If the primary growth target is achieved, the options will vest as to 33% of the underlying shares on March 1, 2023, 33% on March 1, 2024, and 34% on March 1, 2025, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. If the secondary growth target is achieved and the primary growth target is not achieved, the options will vest as to 16.5% of the underlying shares on March 1, 2023, 16.5% on March 1, 2024, and 17% on March 1, 2025, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events. The options will lapse to the extent that the growth targets are not met.

The RSUs will vest 25% per year on March 1 in each of the years 2022 through 2025, contingent on continued employment on the respective vesting dates, and subject to accelerated vesting upon the occurrence of certain specified events.

The stock option awards and RSUs will have the following respective accounting values, based on the closing price of the Company’s Class A Common Stock on February 26, 2021:

NEO	Stock Options	RSUs
Mr. Burwick	$2,000,000	$2,000,000
Mr. Smalla	$ 281,200	$ 281,200
Mr. Geist Mr. Troupe Ms. O’Boyle	$ 281,200 $ 250,000 $ 210,000	$ 281,200 $ 250,000 $ 210,000

Each of these equity awards will include a double-trigger Change in Control clause which provides that the awards shall immediately vest in full in the event that a Change in Control results in the termination of the employment of the recipient without cause or good reason within 12 months of the Change in Control. For the purposes of these grants, the term “Change in Control” means if Chairman C. James Koch and/or members of his family cease to control a majority of the Company’s Class B stock.

Special Equity Grants to Mr. Burwick

In 2020, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), an independent executive compensation consulting firm, to review the total compensation of our Executive Officers compared to executive officers at other similarly-sized companies. FW Cook’s analysis determined that Mr. Burwick’s total target compensation was below the market median total target compensation for chief executive officers at similarly-sized companies. Taking this analysis into consideration, the Compensation Committee approved a special stock option grant (the “Burwick Option”) and a special RSU grant (the “Burwick RSU”) for Mr. Burwick in addition to his annual grants. In recognition of his performance, the purpose of the special grants is to retain Mr. Burwick, to provide leadership stability, and to align his total compensation with the market compared to similarly-sized companies.

The Burwick Option will have an accounting value of $5 million based on the closing price of the Company’s Class A Common Stock on February 26, 2021, and will vest 25% on March 1, 2024, 25% on March 1, 2025, and 50% on March 1, 2026, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events.

The Burwick RSU will have an accounting value of $5 million based on the closing price of the Company’s Class A Common Stock on February 26, 2021, and will vest 25% on March 1, 2024, 25% on March 1, 2025, and 50% on March 1, 2026, contingent on continued employment on the applicable vesting dates and subject to accelerated vesting upon the occurrence of certain specified events.

These special equity grants will include a similar double-trigger Change in Control provision as outlined above, except that the term “Change in Control” with respect to these grants will mean if Mr. Koch ceases to be Chairman of the Company.

2021 Bonus Opportunities

At its meeting on February 9, 2021, the Compensation Committee approved: (1) company-wide goals for the Company’s 2021 fiscal year (the “2021 Company Goals”); (2) the 2021 bonus target for each Executive Officer, including each NEO, as a percentage of his or her base salary (the “2021 Bonus Target ”); and (3) a bonus funding scale ranging from 0% to 250% (the “2021 Bonus Scale”) for determining bonus payouts as a percentage of each Executive Officer’s respective 2021 Bonus Target, based on the Committee’s determination of the Company’s achievement of the 2021 Company Goals.

The 2021 Company Goals consist of achieving: (1) certain depletions targets over 2020, which are weighted as 60% of the goals; (2) certain EBIT targets, which are weighted as 20% of the goals; and (3) the generation of certain resource efficiency (cost savings) targets, which are weighted as 20% of the goals.

The 2021 Bonus Target for each NEO is as follows:

•	Mr. Burwick: 100% of base salary;
•	Mr. Smalla: 75% of base salary;
•	Mr. Geist: 75% of base salary;
•	Mr. Troupe: 60% of base salary; and
•	Ms. O’Boyle: 60% of base salary.

The foregoing percentages for Mr. Burwick and Mr. Smalla are unchanged from 2020. Mr. Geist’s Bonus Target was increased from 60% to 75% of his base salary; Mr. Troupe’s Bonus Target was increased from 50% to 60% of his base salary; and Ms. O’Boyle’s Bonus Target was increased from 50% to 60% of her base salary. The increases were in recognition of their performance, competitive market analysis, and increased responsibilities managing growing teams.

The Bonus Target of the Company’s other Executive Officers will range between 40% and 100% of their respective base salaries, with payout levels to be calculated in accordance with the 2021 Bonus Scale.

The 2021 bonus payout of each NEO will be determined by the Compensation Committee before March 1, 2022, using the same three-step process used to determine the 2020 bonuses.

Approval of the Class B Stockholder

The above equity grants and bonus opportunities were approved by the sole holder of the Company’s Class B Common Stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Boston Beer Company, Inc.

Date: February 12, 2021	By:	/s/ David A. Burwick
Name: David A. Burwick
Title: President & Chief Executive Officer